H.M.Payson & Co.
                                ESTABLISHED 1854

SEPTEMBER 30, 2006
(UNAUDITED)

PAYSON TOTAL RETURN FUND

PAYSON VALUE FUND

SEMI-ANNUAL REPORT

                                    [GRAPHIC]

--------------------------------------------------------------------------------

TABLE OF CONTENTS
                                                             SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                    Schedules of Investments:

                     Payson Total Return Fund             1
                     Payson Value Fund                    3

                    Statements of Assets and Liabilities  5

                    Statements of Operations              6

                    Statements of Changes in Net Assets   7

                    Financial Highlights                  8

                    Notes to Financial Statements        10

                    Additional Information               14

--------------------------------------------------------------------------------

PAYSON TOTAL RETURN FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                                   SECURITY
                SHARES            DESCRIPTION            VALUE
                -------    -------------------------- ------------
                COMMON STOCK -- 100.0%
                COMMUNICATIONS -- 2.9%
                  9,000    Gannett Co., Inc.          $    511,470
                                                      ------------

                CONSUMER CYCLICAL -- 15.2%
                 12,000    BJ's Wholesale Club, Inc.+      350,160
                  8,000    Harley-Davidson, Inc.           502,000
                 15,500    Home Depot, Inc.                562,185
                  4,500    Nike, Inc., Class B             394,290
                 10,000    Polaris Industries, Inc.        411,500
                 18,000    TJX Cos., Inc.                  504,540
                                                      ------------
                                                         2,724,675
                                                      ------------

                CONSUMER STAPLES -- 15.2%
                  4,375    Altria Group, Inc.              334,906
                 16,300    Avon Products, Inc.             499,758
                 10,200    Coca-Cola Co.                   455,736
                  4,700    Johnson Controls, Inc.          337,178
                  7,800    Kimberly-Clark Corp.            509,808
                 12,100    Wal-Mart Stores, Inc.           596,772
                                                      ------------
                                                         2,734,158
                                                      ------------

                ELECTRONIC AND OTHER ELECTRICAL EQUIPMENT AND
                 COMPONENTS, EXCEPT COMPUTER EQUIPMENT -- 3.7%
                32,200     Intel Corp.                     662,354
                                                      ------------

                ENERGY -- 10.2%
                 19,700    Chesapeake Energy Corp.         570,906
                  9,950    Chevron Corp.                   645,357
                 10,400    ConocoPhillips                  619,112
                                                      ------------
                                                         1,835,375
                                                      ------------

                                SECURITY
            SHARES             DESCRIPTION                VALUE
            ------- ---------------------------------- ------------
            FINANCIAL -- 9.2%
              8,800 Allstate Corp.                     $    552,024
              8,100 American International Group, Inc.      536,706
             11,350 Citigroup, Inc.                         563,755
                                                       ------------
                                                          1,652,485
                                                       ------------

            HEALTH CARE -- 11.0%
              3,700 Abbott Laboratories                     179,672
             30,550 Boston Scientific Corp.+                451,834
              9,000 Johnson & Johnson                       584,460
             26,400 Pfizer, Inc.                            748,704
                                                       ------------
                                                          1,964,670
                                                       ------------

            INDUSTRIALS -- 20.3%
              6,700 3M Co.                                  498,614
             12,000 Ball Corp.                              485,400
              5,900 General Dynamics Corp.                  422,853
              9,400 Illinios Tool Works, Inc.               422,060
             14,400 Ingersoll-Rand Co. Ltd., Class A        546,912
             21,400 Tyco International Ltd.                 598,986
              5,640 United Technologies Corp.               357,294
              6,700 USG Corp.+                              315,168
                                                       ------------
                                                          3,647,287
                                                       ------------

            TECHNOLOGY -- 12.3%
             23,700 Dell, Inc.+                             541,308
             14,500 Cisco Systems, Inc.+                    333,500
             20,000 Microsoft Corp.                         546,600
             13,000 Nokia Corp. ADR                         255,970
             30,000 Oracle Corp.+                           532,200
                                                       ------------
                                                          2,209,578
                                                       ------------
            Total Common Stock
             (cost $16,280,259)                          17,942,052
                                                       ------------

See Notes to Financial Statements.

--------------------------------------------------------------------------------

PAYSON TOTAL RETURN FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                            SECURITY
             PRINCIPAL     DESCRIPTION    RATE  MATURITY    VALUE
             ---------   ---------------- ----  -------- -----------
             MORTGAGE-BACKED SECURITIES -- 0.0%
              $ 5,007    GNMA Pool 394795
                          (cost $5,042)   7.50% 10/15/10 $     5,142
                                                         -----------

             SHORT-TERM INVESTMENTS -- 0.2%
             MONEY MARKET DEPOSIT ACCOUNT -- 0.2%
              $34,180    Citibank Money Market Deposit
                          Account, 4.93% (cost $34,180)       34,180
                                                         -----------
             Total Investments -- 100.2%
              (cost $16,319,481)*                        $17,981,374
             Other Assets and Liabilities, Net -- (0.2%)     (31,402)
                                                         -----------
             NET ASSETS -- 100.0%                        $17,949,972
                                                         ===========

                PORTFOLIO HOLDINGS
                % OF TOTAL INVESTMENTS

                Communications                              2.8%
                Consumer Cyclical                          15.2%
                Consumer Staples                           15.2%
                Electronic & Other Electrical Equipment &
                 Components, Except Computer Equipment      3.7%
                Energy                                     10.2%
                Financial                                   9.2%
                Health Care                                10.9%
                Industrials                                20.3%
                Technology                                 12.3%
                Mortgage-Backed Securities                  0.0%
                Short-Term Investments                      0.2%
                                                          ------
                                                          100.0%
                                                          ======

-----------------
+ Non-income producing security

ADRAmerican Depositary Receipt
GNMAGovernment National Mortgage Association

* Cost for Federal income tax purposes is substantially the same as for financial statement purposes and net unrealized appreciation (depreciation) consists of:

                   Gross Unrealized Appreciation $2,486,238
                   Gross Unrealized Depreciation   (824,345)
                                                 ----------
                   Net Unrealized Appreciation
                    (Depreciation)               $1,661,893
                                                 ==========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

PAYSON VALUE FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                                    SECURITY
                  SHARES           DESCRIPTION             VALUE
                  --------   ------------------------    ------------
                 COMMON STOCK -- 98.7%
                 COMMUNICATIONS -- 2.2%
                    5,000    Gannett Co., Inc.          $    284,150
                                                         ------------

                 CONSUMER CYCLICAL -- 9.8%
                   10,000    Home Depot, Inc.                362,700
                   16,000    TJX Cos., Inc.                  448,480
                    6,000    VF Corp.                        437,700
                                                         ------------
                                                           1,248,880
                                                         ------------

                 CONSUMER STAPLES -- 12.4%
                    8,000    Coca-Cola Co.                   357,440
                    7,000    Kimberly-Clark Corp.            457,520
                    6,000    Procter & Gamble Co.            371,880
                    8,000    Wal-Mart Stores, Inc.           394,560
                                                         ------------
                                                           1,581,400
                                                         ------------

                 ELECTRONIC & OTHER ELECTRICAL EQUIPMENT & COMPONENTS,
                  EXCEPT COMPUTER EQUIPMENT -- 3.4%
                   21,000    Intel Corp.                     431,970
                                                         ------------

                 ENERGY -- 9.4%
                    6,000    Chesapeake Energy Corp.         173,880
                    5,000    Chevron Corp.                   324,300
                    5,000    ConocoPhillips                  297,650
                    6,000    Exxon Mobil Corp.               402,600
                                                         ------------
                                                           1,198,430
                                                         ------------

                 FINANCIAL -- 15.1%
                   10,000    Citigroup, Inc.                 496,700
                   10,500    JPMorgan Chase & Co.            493,080
                   10,000    Washington Mutual, Inc.         434,700
                   14,000    Wells Fargo & Co.               506,520
                                                         ------------
                                                           1,931,000
                                                         ------------

                 HEALTH CARE -- 16.7%
                    5,000    Amgen, Inc.+                    357,650
                   10,000    Boston Scientific Corp.+        147,900
                    8,000    Johnson & Johnson               519,520

                                  SECURITY
              SHARES             DESCRIPTION              VALUE
             ---------  ------------------------------ -----------
             HEALTH CARE, CONTINUED
                3,000   Medtronics, Inc.               $   139,320
                9,000   Merck & Co., Inc.                  377,100
               16,000   Pfizer, Inc.                       453,760
                2,000   Zimmer Holdings, Inc.+             135,000
                                                       -----------
                                                         2,130,250
                                                       -----------

             INDUSTRIALS -- 15.6%
                5,000   3M Co.                             372,100
                8,000   Ball Corp.                         323,600
                6,000   General Dynamics Corp.             430,020
               12,000   General Electric Co.               423,600
                7,000   United Technologies Corp.          443,450
                                                       -----------
                                                         1,992,770
                                                       -----------

             TECHNOLOGY -- 14.1%
               15,000   Cisco Systems, Inc.+               345,000
               10,000   Dell, Inc.+                        228,400
                4,000   IBM Corp.                          327,760
               12,000   Microsoft Corp.                    327,960
               18,000   Nokia Corp. ADR                    354,420
               12,000   Oracle Corp.+                      212,880
                                                       -----------
                                                         1,796,420
                                                       -----------
             Total Common Stock
              (cost $9,780,759)                         12,595,270
                                                       -----------

             SHORT-TERM INVESTMENT -- 1.6%

             PRINCIPAL
             ---------
             MONEY MARKET DEPOSIT ACCOUNT -- 1.6%
             $209,337   Citibank Money Market Deposit
                         Account 4.93% (cost $209,337)     209,337
                                                       -----------
             Total Investments -- 100.3%
              (cost $9,990,096)*                       $12,804,607
             Other Assets & Liabilities, Net -- (0.3%)     (29,932)
                                                       -----------
             NET ASSETS -- 100.0%                      $12,774,675
                                                       ===========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

PAYSON VALUE FUND
SCHEDULE OF INVESTMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------


                PORTFOLIO HOLDINGS
                % OF TOTAL INVESTMENTS

                Communications                              2.2%
                Consumer Cyclical                           9.7%
                Consumer Staples                           12.4%
                Electronic & Other Electrical Equipment &
                 Components, Except Computer Equipment      3.4%
                Energy                                      9.4%
                Financial                                  15.1%
                Health Care                                16.6%
                Industrials                                15.6%
                Technology                                 14.0%
                Money Market Deposit Account                1.6%
                                                          ------
                                                          100.0%
                                                          ======

-----------------
+ Non-income producing security

ADRAmerican Depositary Receipt

* Cost for Federal income tax purposes is substantially the same as for financial statement purposes and net unrealized appreciation (depreciation) consists of:

                   Gross Unrealized Appreciation $3,526,296
                   Gross Unrealized Depreciation   (711,785)
                                                 ----------
                   Net Unrealized Appreciation
                    (Depreciation)               $2,814,511
                                                 ==========


See Notes to Financial Statements.

--------------------------------------------------------------------------------

STATEMENTS OF ASSETS AND LIABILITIES
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                                                                         PAYSON       PAYSON
                                                                      TOTAL RETURN    VALUE
                                                                          FUND         FUND
                                                                          ----         ----
ASSETS
   Total investments, at value
    (Cost $16,319,481, and $9,990,096, respectively)                  $17,981,374  $12,804,607
   Receivables:
    Shares sold                                                            10,223        6,429
    Interest and Dividends                                                 23,640       14,947
   Prepaid expenses                                                         4,777        4,338
                                                                      -----------  -----------
Total Assets                                                           18,020,014   12,830,321
                                                                      -----------  -----------
LIABILITIES
   Payables:
    Dividends                                                              21,308       10,843
   Accrued Liabilities:
    Investment adviser fees                                                 8,789        8,287
    Compliance services fees                                                1,697        2,445
    Trustees' fees and expenses                                                65           46
    Other expenses                                                         38,183       34,025
                                                                      -----------  -----------
Total Liabilities                                                          70,042       55,646
                                                                      -----------  -----------
NET ASSETS                                                            $17,949,972  $12,774,675
                                                                      ===========  ===========
COMPONENTS OF NET ASSETS
   Paid-in capital                                                    $16,215,194  $ 8,980,238
   Undistributed (distributions in excess of) net investment income          (709)        (658)
   Accumulated net realized gain (loss)                                    73,594      980,584
   Unrealized appreciation (depreciation) on investments                1,661,893    2,814,511
                                                                      -----------  -----------
NET ASSETS                                                            $17,949,972  $12,774,675
                                                                      ===========  ===========
SHARES OF BENEFICIAL INTEREST (UNLIMITED SHARES AUTHORIZED)             1,375,461      719,385
                                                                      ===========  ===========
NET ASSET VALUE, OFFERING PRICE AND REDEMPTION PRICE PER SHARE        $     13.05  $     17.76
                                                                      ===========  ===========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

STATEMENTS OF OPERATIONS
SIX MONTH PERIOD ENDED SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                                                                                       PAYSON     PAYSON
                                                                                    TOTAL RETURN  VALUE
                                                                                        FUND       FUND
                                                                                        ----       ----
INVESTMENT INCOME
   Dividend income (Net of foreign taxes withholding of $0 and $35, respectively)     $179,615   $140,568
   Interest income                                                                       1,329      1,949
                                                                                      --------   --------
Total Investment Income                                                                180,944    142,517
                                                                                      --------   --------
EXPENSES
   Investment adviser fees                                                              54,419     50,721
   Administrator fees                                                                   18,140     12,680
   Transfer agent fees                                                                  33,434     27,213
   Custodian fees                                                                        3,521      2,875
   Accountant fees                                                                      20,852     19,337
   Registration fees                                                                     4,425      4,111
   Audit fees                                                                           12,582     12,567
   Legal fees                                                                            8,769      8,779
   Trustees' fees and expenses                                                             463        327
   Compliance services fees                                                              9,452      7,348
   Miscellaneous expenses                                                                9,407      7,182
                                                                                      --------   --------
Total Expenses                                                                         175,464    153,140
   Fees waived                                                                         (46,056)   (32,290)
                                                                                      --------   --------
Net Expenses                                                                           129,408    120,850
                                                                                      --------   --------
NET INVESTMENT INCOME (LOSS)                                                            51,536     21,667
                                                                                      --------   --------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   Net realized gain (loss) on investments                                             203,525    556,437
   Net change in unrealized appreciation (depreciation) on investments                  (1,318)    17,498
                                                                                      --------   --------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS                                 202,207    573,935
                                                                                      --------   --------
INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS                           $253,743   $595,602
                                                                                      ========   ========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

STATEMENTS OF CHANGES IN NET ASSETS
FOR THE YEARS ENDED MARCH 31, 2006 AND
SIX MONTHS ENDED SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

                                                                                PAYSON TOTAL              PAYSON
                                                                                RETURN FUND             VALUE FUND
                                                                           ---------------------  ---------------------
                                                                              AMOUNT     SHARES      AMOUNT     SHARES
                                                                              ------     ------      ------     ------
NET ASSETS -- MARCH 31, 2005                                               $18,186,876            $14,963,503
                                                                           -----------            -----------
OPERATIONS
  Net investment income (loss)                                                 119,756                 51,072
  Net realized gain (loss) on investments                                    1,981,427              1,016,595
  Net change in unrealized appreciation (depreciation) on investments         (775,273)              (212,716)
                                                                           -----------            -----------
Increase (Decrease) in Net Assets Resulting from Operations                  1,325,910                854,951
                                                                           -----------            -----------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                                        (89,922)               (51,077)
  Net realized gain on investments                                                  --               (406,429)
                                                                           -----------            -----------
Total Distributions to Shareholders                                            (89,922)              (457,506)
                                                                           -----------            -----------
CAPITAL SHARE TRANSACTIONS
  Sale of shares                                                             1,664,659   133,876      931,982    55,568
  Reinvestment of distributions                                                 41,576     3,345      279,810    16,743
  Redemption of shares                                                      (2,329,381) (188,344)  (3,442,060) (206,202)
                                                                           -----------  --------  -----------  --------
Increase (Decrease) from Capital Share Transactions                           (623,146)  (51,123)  (2,230,268) (133,891)
                                                                           -----------  ========  -----------  ========
Increase (Decrease) in Net Assets                                              612,842             (1,832,823)
                                                                           -----------            -----------
NET ASSETS -- MARCH 31, 2006 (Including line (a))                          $18,799,718            $13,130,680
                                                                           -----------            -----------
OPERATIONS
  Net investment income (loss)                                                  51,536                 21,667
  Net realized gain (loss) on investments                                      203,525                556,437
  Net change in unrealized appreciation (depreciation) on investments           (1,318)                17,498
                                                                           -----------            -----------
Increase (Decrease) in Net Assets Resulting from Operations                    253,743                595,602
                                                                           -----------            -----------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                                        (49,156)               (22,316)
                                                                           -----------            -----------
CAPITAL SHARE TRANSACTIONS
  Sale of shares                                                               331,083    26,034      112,963     6,639
  Reinvestment of distributions                                                 23,570     1,852       13,186       764
  Redemption of shares                                                      (1,408,986) (111,566)  (1,055,440)  (61,779)
                                                                           -----------  --------  -----------  --------
Increase (Decrease) from Capital Share Transactions                         (1,054,333)  (83,680)    (929,291)  (54,376)
                                                                           -----------  ========  -----------  ========
Increase (Decrease) in Net Assets                                             (849,746)              (356,005)
                                                                           -----------            -----------
NET ASSETS -- SEPTEMBER 30, 2006 (Including line (b))                      $17,949,972            $12,774,675
                                                                           ===========            ===========
 (a) Accumulated undistributed (distributions in excess of) net investment
     income March 31, 2006                                                 $    (3,089)           $        (9)
                                                                           ===========            ===========
 (b) Accumulated undistributed (distributions in excess of) net investment
     income, September 30, 2006                                            $      (709)           $      (658)
                                                                           ===========            ===========

See Notes to Financial Statements.

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------

These financial highlights reflect selected per share data and ratios for a share outstanding throughout each period.

                                                           SIX-MONTH PERIOD
                                                                ENDED                      YEARS ENDED MARCH 31,
                                                          ------------------ ----------------------------------------------
                                                          SEPTEMBER 30, 2006    2006      2005     2004     2003       2002
                                                          ------------------    ----      ----     ----     ----       ----
-------------------------------------------------------------------------------------------------------------------------------
PAYSON TOTAL RETURN FUND
NET ASSET VALUE, BEGINNING OF YEAR                             $ 12.88       $ 12.04    $ 11.77  $  9.51  $ 12.97   $ 12.47
                                                               -------       -------    -------  -------  -------   -------
INVESTMENT OPERATIONS
  Net investment income (loss)                                    0.04(b)       0.08(b)    0.19     0.23     0.26      0.23(a)
  Net realized and unrealized gain (loss) on investments          0.16          0.82       0.27     2.23    (3.34)     0.88(a)
                                                               -------       -------    -------  -------  -------   -------
Total from Investment Operations                                  0.20          0.90       0.46     2.46    (3.08)     1.11
                                                               -------       -------    -------  -------  -------   -------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                          (0.03)        (0.06)     (0.18)   (0.19)   (0.25)    (0.23)
  Net realized investment gains                                     --            --         --       --    (0.13)    (0.38)
  Return of Capital                                                 --            --      (0.01)   (0.01)      --        --
                                                               -------       -------    -------  -------  -------   -------
Total Distributions to Shareholders                              (0.03)        (0.06)     (0.19)   (0.20)   (0.38)    (0.61)
                                                               -------       -------    -------  -------  -------   -------
NET ASSET VALUE, END OF YEAR                                   $ 13.05       $ 12.88    $ 12.04  $ 11.77  $  9.51   $ 12.97
                                                               =======       =======    =======  =======  =======   =======
TOTAL RETURN(C)                                                   1.60%         7.51%      3.91%   25.92%  (23.84)%    9.11%
RATIOS/SUPPLEMENTARY DATA(D)
Net Assets at End of Period (000's omitted)                    $17,950       $18,800    $18,187  $18,335  $13,923   $19,174
Ratios to Average Net Assets:
  Net investment income (loss)                                    0.57%         0.66%      1.56%    2.15%    2.41%     1.80%(a)
  Net expenses                                                    1.43%         1.37%      1.31%    1.22%    1.46%     1.44%
  Gross expenses(e)                                               1.93%         1.89%      1.81%    1.72%    1.71%     1.66%
PORTFOLIO TURNOVER RATE                                             14%           85%        48%      33%      37%       56%

See Notes to Financial Statements.

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------


                                                           SIX-MONTH PERIOD
                                                                ENDED                     YEARS ENDED MARCH 31,
                                                          ------------------ ----------------------------------------------
                                                          SEPTEMBER 30, 2006    2006      2005     2004     2003      2002
                                                          ------------------    ----      ----     ----     ----      ----
-----------------------------------------------------------------------------------------------------------------------------
PAYSON VALUE FUND
NET ASSET VALUE, BEGINNING OF YEAR                             $ 16.97       $ 16.49    $ 16.11  $ 11.75  $ 17.28   $ 17.63
                                                               -------       -------    -------  -------  -------   -------
INVESTMENT OPERATIONS
  Net investment income                                           0.03(b)       0.06(b)    0.10     0.08     0.07     (0.01)
  Net realized and unrealized gain (loss) on investments          0.79          0.98       0.38     4.36    (5.53)     0.05
                                                               -------       -------    -------  -------  -------   -------
Total from Investment Operations                                  0.82          1.04       0.48     4.44    (5.46)     0.04
                                                               -------       -------    -------  -------  -------   -------
DISTRIBUTIONS TO SHAREHOLDERS FROM
  Net investment income                                          (0.03)        (0.06)     (0.10)   (0.08)   (0.07)       --
  Net realized investment gains                                     --         (0.50)        --       --       --     (0.39)
                                                               -------       -------    -------  -------  -------   -------
Total Distributions to Shareholders                              (0.03)        (0.56)     (0.10)   (0.08)   (0.07)    (0.39)
                                                               -------       -------    -------  -------  -------   -------
NET ASSET VALUE, END OF YEAR                                   $ 17.76       $ 16.97    $ 16.49  $ 16.11  $ 11.75   $ 17.28
                                                               =======       =======    =======  =======  =======   =======
TOTAL RETURN(C)                                                   4.84%         6.40%      2.95%   37.84%  (31.62)%    0.35%
RATIOS/SUPPLEMENTARY DATA(D)
Net Assets at End of Period (000's omitted)                    $12,775       $13,131    $14,964  $15,654  $11,685   $17,706
Ratios to Average Net Assets:
  Net investment income                                           0.34%         0.36%      0.59%    0.54%    0.51%    (0.04)%
  Net expenses                                                    1.91%         1.74%      1.56%    1.54%    1.68%     1.63%
  Gross expenses(e)                                               2.42%         2.26%      2.06%    2.04%    1.97%     1.85%
PORTFOLIO TURNOVER RATE                                              5%           15%        21%      36%      25%       28%

(a)As required, effective April 1, 2001, the Funds adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing premium on debt securities. The effect of this change on Payson Total Return Fund, for the year ended March 31, 2002, was to decrease net investment income per share by $.01, increase net realized and unrealized gains and losses per share by $.01, and decrease the ratio of net investment income to average net assets by .10%.
(b)Calculated based upon average shares outstanding during the period.
(c)Not Annualized.
(d)Annualized for periods less then one year.
(e)Reflects the expense ratio excluding any waivers and/or reimbursements.


See Notes to Financial Statements.

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

NOTE 1. ORGANIZATION

This report relates to Payson Total Return Fund and Payson Value Fund (individually, a "Fund" and, collectively, the "Funds"), each a diversified series of Forum Funds (the "Trust"). The Trust is a Delaware statutory trust that is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended. The Trust currently has twenty-six series. Under its Trust Instrument, the Trust is authorized to issue an unlimited number of each Fund's shares of beneficial interest without par value. Payson Total Return Fund seeks a combination of high current income and capital appreciation. Payson Value Fund seeks high total return. Each Fund commenced operations on the following dates:

 Payson Total Return Fund                                   November 25, 1991
 Payson Value Fund                                              July 31, 1992

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("generally accepted accounting principles"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of increase and decrease in net assets from operations during the fiscal period. Actual amounts could differ from those estimates. The following summarizes the significant accounting policies of the Fund:

SECURITY VALUATION-Exchange traded securities and over-the-counter securities are valued using the last sale or official closing price, provided by independent pricing services as of the close of trading on the market or exchange for which they are primarily traded, on each Fund business day. In the absence of a sale, such securities are valued at the mean of the last bid and asked price. Non-exchange traded securities for which quotations are available are generally valued at the mean of the current bid and asked prices provided by independent pricing services. Shares of open end mutual funds are valued at net asset value. Money market instruments that mature in sixty days or less may be valued at amortized cost.

The Fund values its investments at fair value pursuant to procedures adopted by the Trust's Board of Trustees if (1) market quotations are insufficient or not readily available or (2) the Adviser believes that the values available are unreliable. Fair valuation is based on subjective factors and as a result, the fair value price of an asset may differ from the asset's market price and may not be the price at which the asset may be sold. Fair valuation could result in a different net asset value ("NAV") than a NAV determined by using market quotes.

SECURITY TRANSACTIONS, INVESTMENT INCOME AND REALIZED GAIN AND LOSS-Investment transactions are accounted for on trade date. Dividend income is recorded on the ex-dividend date. Foreign dividend income is recorded on the ex-dividend date or as soon as practical after the Fund determines the existence of a dividend declaration after exercising reasonable due diligence. Income and capital gains on some foreign securities may be subject to foreign withholding taxes, which are accrued as applicable. Interest income is recorded on an accrual basis. All premium and discount are amortized and accreted in accordance with generally accepted accounting principles. Identified cost of investments sold is used to determine gain and loss for both financial statement and Federal income tax purposes.

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------


DISTRIBUTIONS TO SHAREHOLDERS-Distributions to shareholders of net investment income, if any, are declared and paid at least quarterly. Distributions to shareholders of net capital gains, if any, are declared and paid at least annually. Distributions are based on amounts calculated in accordance with applicable Federal income tax regulations, which may differ from generally accepted accounting principles. These differences are due primarily to differing treatments of income and gain on various investment securities held by the Fund, timing differences and differing characterizations of distributions made by the Fund.

FEDERAL TAXES-The Fund intends to qualify each year as a regulated investment company under Subchapter M of the Internal Revenue Code and distribute all its taxable income. In addition, by distributing in each calendar year substantially all its net investment income, capital gains and certain other amounts, if any, the Fund will not be subject to a Federal excise tax. Therefore, no Federal income or excise tax provision is required.

EXPENSE ALLOCATION-The Trust accounts separately for the assets, liabilities and operations of each of its series. Expenses that are directly attributable to more than one series are allocated among the respective series in proportion to each series' average daily net assets.

NEW ACCOUNTING PRONOUNCEMENTS-New Accounting Pronouncements -- In June 2006, the Financial Accounting Standards Board ("FASB") issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (the "Interpretation") which is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open tax years as of the effective date. This Interpretation prescribes a minimum threshold for financial statement recognition of the benefit of a tax position taken or expected to be taken in a tax return, and requires certain expanded disclosures. Management has recently begun to evaluate the application of the Interpretation, and has not at this time determined the impact, if any, resulting from its adoption on the Fund's financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (the "Statement") which is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Management has recently begun to evaluate the application of the Statement, and has not at this time determined the impact, if any, resulting from its adoption on the Fund's financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin 108, CONSIDERING THE EFFECTS OF PRIOR YEAR MISSTATEMENTS WHEN QUANTIFYING MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS ("SAB 108"). SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year financial statement misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for financial statements covering the first fiscal year ending after November 15, 2006. Management does not anticipate any material impact to its financial condition or results of operations as a result of the adoption of SAB 108.

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------


NOTE 3. ADVISORY FEES, SERVICING FEES AND OTHER TRANSACTIONS

INVESTMENT ADVISER-H.M. Payson & Co. is the investment adviser (the "Adviser") to the Funds. Pursuant to an investment advisory agreement, the Adviser receives an advisory fee at an annual rate of 0.60% and 0.80% of the average daily net assets of Payson Total Return Fund and Payson Value Fund, respectively.

ADMINISTRATION AND OTHER SERVICES-Citigroup Fund Services, LLC ("Citigroup"), provides administration, portfolio accounting, and transfer agency services to the Fund.

DISTRIBUTION-Foreside Fund Services, LLC is the Fund's distributor (the "Distributor"). The Distributor is not affiliated with the Adviser or Citigroup. The Distributor receives no compensation from the Fund for its distribution services.

Foreside Compliance Services, LLC an affiliate of the Distributor, provides a Principal Executive Officer, Principal Financial Officer, Chief Compliance Officer and Anti-Money Laundering Compliance Officer as well as certain additional compliance support functions to the Fund. The Principal Executive Officer of the Trust is also a principal of the Distributor. The Distributor has no role in determining the investment policies or which securities are to be purchased or sold by the Trust or its Funds.

OFFICERS-Certain officers of the Trust are directors, officers or employees of Citigroup or the Distributor.

NOTE 4. WAIVER OF FEES

During the period, the Adviser and other fund service providers have voluntarily agreed to waive and reimburse a portion of their fees. These voluntary waivers and reimbursements may be reduced or eliminated at any time. For the year ended September 30, 2006, fees waived and reimbursed were as follows:

                                       INVESTMENT
                                        ADVISER    OTHER   TOTAL
                                       ----------  -----   -----
              Payson Total Return Fund  $22,675   $23,381 $46,056
              Payson Value Fund          15,850    16,440  32,290

NOTE 5. SECURITY TRANSACTIONS

The cost of purchases and proceeds from sales of investment securities (including maturities), other than short-term investments, for the period ended September 30, 2006 were as follows:

                                    NON US GOVERNMENT    US GOVERNMENT
                                       OBLIGATIONS        OBLIGATIONS
                                  --------------------- ---------------
                                  PURCHASES    SALES    PURCHASES SALES
                                  ---------    -----    --------- -----
         Payson Total Return Fund $2,557,755 $3,531,211    $--    $551
         Payson Value Fund           675,844  1,583,271     --      --

--------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------


NOTE 6. FEDERAL INCOME TAX AND INVESTMENT TRANSACTIONS

As of March 31, 2006, the components of distributable earnings (accumulated losses) on a tax basis were as follows:

                         UNDISTRIBUTED UNDISTRIBUTED  CAPITAL     UNREALIZED
                           ORDINARY      LONG-TERM   AND OTHER   APPRECIATION
                         INCOME (LOSS)  GAIN (LOSS)   LOSSES    (DEPRECIATION)   TOTAL
                         ------------- ------------- ---------  -------------- ----------
Payson Total Return Fund    $(3,089)     $     --    $(127,113)   $1,660,393   $1,530,191
Payson Value Fund            11,937       412,201           --     2,797,013    3,221,151

The difference between components of distributable earnings on a tax basis and the amounts reflected in the Statement of Assets and Liabilities are primarily due to wash sales.

As of March 31, 2006, capital loss carryovers to offset future capital gains are as follows:

                                            AMOUNT  EXPIRATION
                                           -------- ----------
                  Payson Total Return Fund $127,113 March 2012

NOTE 7. OTHER INFORMATION

On September 30, 2006, two shareholders held approximately 46% of the Payson Total Return Fund's outstanding shares. These shareholders are omnibus accounts, which are held on behalf of several individual shareholders.

On September 30, 2006, two shareholders held approximately 39% of the Payson Value Fund's outstanding shares. These shareholders are omnibus accounts, which are held on behalf of several individual shareholders.

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

INVESTMENT ADVISORY AGREEMENT APPROVAL

At the June 13, 2006, Board meeting, the Board, including the Independent Trustees, considered the approval of the continuance of the investment advisory agreement pertaining to the Funds (the "Advisory Agreement"). In evaluating the Advisory Agreement for the Funds, the Board reviewed materials furnished by the Adviser and Citigroup, the Fund's administrator, including information regarding the Adviser, its personnel, operations and financial condition. Specifically, the Board considered, among other matters: (1) the nature, extent and quality of the services to be provided to the Funds by the Adviser, including information on the investment performance of the Adviser; (2) the costs of the services to be provided and profitability to the Adviser with respect to its relationship with the Funds; (3) the advisory fee and total expense ratio of the Funds compared to relevant peer groups of funds; (4) the extent to which economies of scale would be realized as the Funds grow and whether the advisory fee would enable the Funds' investors to share in the benefits of economies of scale; and (5) other benefits received by the Adviser from its relationship with the Funds. In their deliberations, the Board did not identify any particular information that was all-important or controlling, and the Board attributed different weights to the various factors. In particular, the Board focused on the factors discussed below.

The Board met with representatives of the Adviser and discussed the Adviser's personnel, operations and financial condition. Specifically, the Board discussed with the Adviser the adequacy of its resources. The Board concluded that it was satisfied with the nature, extent and quality of services provided to the Funds by the Adviser.

The Board then reviewed the Adviser's financial stability and concluded that the Adviser was financially able to provide investment advisory services to the Fund.

The Board then considered information provided by the Adviser regarding its profitability with respect to the Funds, observing that the Adviser voluntarily waives a portion of its contractual fees equivalent to 0.25% of assets managed. The Adviser noted that it had earned an after tax profit related to managing the Funds during the past year. The Board also concluded that the level of the Adviser's profits attributable to management of the Funds was not excessive in light of the services provided by the Adviser on behalf of the Funds.

The Adviser also discussed its approach to managing the Funds as well as the Funds' performance. The Adviser represented that it would continue to provide quality portfolio management services to the Funds so long as it serves as Adviser to the Funds. The Board considered that the Funds underperformed their benchmark for the three- and six-month periods and one-, three-, and five-year periods ended March 31, 2006, ranking the Funds in the bottom quartile for all but one period as compared to their Lipper Inc. peer group. The Board, however, noted the Adviser's explanation concerning each Fund's underperformance, including, the Adviser's discussion of its conservative maintenance style. The Board concluded based on the Adviser's explanation that the Funds' performance was reasonable in comparison to its peers and benchmark. The Board also concluded that the Funds benefited from the Adviser's management of the Funds.

The Board also considered the Adviser's compensation for providing advisory services to the Funds and analyzed comparative information on fees and total expenses of similar mutual funds. The Board noted that

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------

the Adviser's advisory fee, after voluntary waivers, was lower than the mean and median advisory fees for its Lipper Inc. peer group, although total expenses with respect to the Funds were higher than the mean and median for its Lipper Inc. peer groups. The Board also considered that the advisory fee with respect to the Payson Total Return Fund, after the voluntary waiver, was consistent with the fee charged by the Adviser with respect to its separately managed accounts, and that the advisory fee for the Payson Value Fund, after the voluntary waiver, was higher than the fee charged by the Adviser with respect to its separately managed accounts. The Board noted the Adviser's rationale that more time and attention was required to manage the Funds as compared to the separately managed accounts. The Board also recognized that it was difficult to compare expense ratios because of variations in the services provided by the Adviser that are included in the fees paid by other funds. The Board concluded that the Adviser's advisory fee charged to the Funds was reasonable.

The Board then considered whether the Funds would benefit from any economies of scale, noting that the investment advisory fee for the Funds does not contain breakpoints. The Adviser noted that economies of scale could be experienced only upon a significant increase in assets under management, and proposed that a merger of the two Funds could enhance benefits from economies of scale. The Board considered the size of the Funds and concluded that it would not be currently necessary to consider the implementation of fee breakpoints for the Funds whether they remained separate or merged.

Finally, the Adviser represented that it did not have soft dollar arrangements with other parties and did not receive any other benefits from its relationship with the Funds. Based on the foregoing representation, the Board concluded that other benefits received by the Adviser from its relationship with the Funds was not a material factor to consider in approving the continuation of the Advisory Agreement.

Prior to voting, the Board reviewed a memorandum from Fund Counsel discussing the legal standards applicable to its consideration of the Advisory Agreement. The Board also discussed the proposed approval of the continuance of the Advisory Agreement. Based upon its review, the Board concluded that the overall arrangements between the Funds and Payson, as provided in the Advisory Agreement, were fair and reasonable in light of the services performed, expenses incurred and other such matters as the Board considered relevant in the exercise of its reasonable judgment.

PROXY VOTING INFORMATION

A description of the policies and procedures that the Funds uses to determine how to vote proxies relating to securities held in the Funds' portfolio is available, without charge and upon request, by calling (800) 805-8258 and on the SEC's website at www.sec.gov. The Fund's proxy voting record for the twelve-month period ended June 30 is available, without charge and upon request, by calling (800) 805-8258 and on the SEC's website at www.sec.gov.

AVAILABILITY OF QUARTERLY PORTFOLIO SCHEDULES

The Funds file their complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The Fund's Forms N-Q are available, without charge and upon request on the SEC's website at www.sec.gov or may be reviewed and copied at the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330.

--------------------------------------------------------------------------------

ADDITIONAL INFORMATION
SEPTEMBER 30, 2006

--------------------------------------------------------------------------------


SHAREHOLDER EXPENSE EXAMPLE

As a shareholder of the Fund, you incur ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The following example is based on $1,000 invested at the beginning of the period and held for the entire period from April 1, 2006, through September 30, 2006.

ACTUAL EXPENSES-The first line of the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled "Expenses Paid During Period" to estimate the expenses you paid on your account during the period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES-The second line of the table below provides information about hypothetical account values and hypothetical expenses based on a Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not a Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing cost of investing in a Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that expenses shown in the table are meant to highlight your ongoing costs only. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds.

                         BEGINNING ACCOUNT   ENDING ACCOUNT    EXPENSES   ANNUALIZED
                               VALUE             VALUE        PAID DURING  EXPENSE
                           APRIL 1, 2006   SEPTEMBER 30, 2006   PERIOD*     RATIO*
                         ----------------- ------------------ ----------- ----------
PAYSON TOTAL RETURN FUND
   Actual Return             $1,000.00         $1,015.98         $7.23       1.43%
   Hypothetical Return       $1,000.00         $1,017.90         $7.23       1.43%
PAYSON VALUE FUND
   Actual Return             $1,000.00         $1,048.43         $9.81       1.91%
   Hypothetical Return       $1,000.00         $1,015.49         $9.65       1.91%

-----------------
* Expenses are equal to the Funds' annualized expense ratio as indicated above multiplied by the average account value over the period, multiplied by the number of days in most recent fiscal half-year divided by 365 to reflect the half-year period.

                                TRANSFER AGENT
                         Citigroup Fund Services, LLC
                              Two Portland Square
                              Portland, ME 04101

                                  DISTRIBUTOR
                          Foreside Fund Services, LLC
                       Two Portland Square, 1/st/ Floor
                              Portland, ME 04101
                               www.foresides.com

   This report is submitted for the general information of the shareholders of the Funds. It is not authorized for distribution to prospective investors unless preceded or accompanied by an effective prospectus, which includes information regarding the Funds' risks, objectives, fees and expenses, experience of its management, and other information.

FOR MORE INFORMATION
                           PAYSON TOTAL RETURN FUND

                               PAYSON VALUE FUND

                                 PAYSON FUNDS
                                 P.O. BOX 446
                              PORTLAND, ME 04112
                                 800-805-8258
                               WWW.HMPAYSON.COM
         [LOGO]

      H.M.Payson & Co.
      ESTABLISHED 1854

  A MAINE TRUST COMPANY &
REGISTERED INVESTMENT ADVISOR